Exhibit 99.1

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

On June 1, 2015, TravelCenters of America LLC and three of its subsidiaries, which we refer to collectively as we, our, us, or TA, entered into a Transaction Agreement with our principal landlord, Hospitality Properties Trust, and four of its subsidiaries, which we refer to collectively as HPT, as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2015. The transactions contemplated by the Transaction Agreement, include (i) the amendment and restatement of our lease with HPT for 144 properties, which we refer to as the Prior TA Lease, (ii) the sale of properties and other assets to, and our lease back of those properties and assets from, HPT, (iii) the purchase of properties from HPT and (iv) the sale to HPT of five travel centers upon the completion of their development, which was then expected to be completed before June 30, 2017, at a purchase price equal to their development costs, including the cost of land, which costs were estimated to be not more than $118.0 million in the aggregate, and our lease back of these properties from HPT.

On June 22, 2016, we entered into a First Amendment to Transaction Agreement, or the Amendment, with HPT to, among other things, replace one of the five development properties that we had agreed to sell to and lease back from HPT with two alternative existing travel centers owned by us.

Since June 1, 2015, we completed certain of the transactions contemplated by the Transaction Agreement and the Amendment as summarized below:

•                  On June 9, 2015, the Prior TA Lease was expanded and subdivided into four new leases, which we refer to collectively as the New TA Leases. The initial terms for the New TA Leases end on December 31, 2026, 2028, 2029 and 2030. Each of the New TA Leases grants us two renewal options of 15 years each.

•                  On June 9, 2015, HPT purchased from us, for $183.4 million, 10 travel centers we owned and certain assets we owned at eight properties we leased from HPT under the Prior TA Lease. HPT leased back these properties to us under the New TA Leases. Our annual rent increased by $15.8 million as a result of the sale and leaseback of properties completed on June 9, 2015.

•                  On June 9, 2015, we purchased from HPT, for $45.0 million, five travel centers that we previously leased from HPT under the Prior TA Lease. Our annual rent decreased by $3.9 million as a result of our completion of the purchase of these properties.

•                  On June 16, 2015, HPT purchased from us, for $24.4 million, one travel center we owned and certain assets we owned at another travel center that we lease from HPT under one of the New TA Leases and HPT leased back the travel center and assets to us under two of the New TA Leases. Our annual rent increased by $2.1 million as a result of the sale and leaseback of the travel center and assets completed on June 16, 2015.

•                  On June 23, 2015, HPT purchased from us, for $20.1 million, one travel center we owned and certain assets we owned at another travel center that we lease from HPT under one of the New TA Leases and HPT leased back the travel center and assets to us under two of the New TA Leases. Our annual rent increased by $1.7 million as a result of the sale and leaseback of the travel center and assets completed on June 23, 2015.

•                  On September 23, 2015, HPT purchased from us, for $51.5 million, two travel centers we owned and certain assets we owned at another travel center that we lease from HPT under one of the New TA Leases and HPT leased back the two travel centers and assets to us under three of the New TA Leases. Our annual rent increased by $4.4 million as a result of the sale and leaseback of the travel center and assets completed on September 23, 2015.

•                  On March 31, 2016, HPT purchased from us, for $19.7 million, one travel center we developed and owned and HPT leased back the travel center to us under one of the New TA Leases. Our annual rent increased by $1.7 million as a result of the sale and leaseback of the travel center completed on March 31, 2016.

•                  On June 22, 2016, pursuant to the Amendment, HPT purchased from us, for $23.9 million, two travel centers we owned and HPT leased back these two travel centers to us under two of the New TA Leases. Our annual rent increased by $2.0 million as a result of the sale and leaseback of the travel centers completed on June 22, 2016.

•                  On June 30, 2016, HPT purchased from us, for $22.3 million, one travel center we developed and owned, and HPT leased back the travel center to us under one of the New TA Leases. Our annual rent increased by $1.9 million as a result of the sale and leaseback of the travel center completed on June 30, 2016.

•                  On September 30, 2016, HPT purchased from us, for $16.6 million, one travel center we developed and owned, and HPT leased back the travel center to us under one of the New TA Leases. Our annual rent increased by $1.4 million as a result of the sale and leaseback of the travel center completed on September 30, 2016.

As of September 30, 2016, after giving effect to the above referenced transactions completed through that date, we leased a total of 158 properties from HPT under the New TA Leases.

The pro forma financial statements included herein include adjustments related to the amendments to the terms of our leases with HPT and our purchase of assets and our sale and lease back of assets on June 9, 2015, June 16, 2015, June 23, 2015, September 23, 2015, March 31, 2016, June 22, 2016, June 30, 2016, and September 30, 2016. The pro forma financial statements do not reflect adjustments related to the future sale and lease back of the remaining property we expect to sell to HPT after we have completed the construction of the travel center at that property, as contemplated in the Transaction Agreement. The pro forma financial statements also do not reflect adjustments to rent payable to HPT as a result of our sales to HPT during the periods presented of improvements at properties that we lease from HPT, for periods prior to the dates HPT purchased such improvements. Such improvements totaled $55.1 million during the six months ended June 30, 2016, and $99.9 million during the year ended December 31, 2015, and, in accordance with the leases, annual minimum rent at the time HPT purchased these improvements was increased by 8.5% of the amounts of the improvements purchased by HPT. No pro forma adjustments have been made to reflect the results of operations for periods prior to our acquisitions of the travel centers and convenience stores we acquired from parties other than HPT during the periods presented, or to eliminate the one time acquisition costs related to such acquisition activities. For the six months ended June 30, 2016, and the year ended December 31, 2015, we incurred $2.1 million and $5.0 million of acquisition costs, respectively.

The adjustments to the pro forma condensed consolidated balance sheet as of June 30, 2016, assume that these transactions occurred on that date. The adjustments to the pro forma condensed consolidated statements of income for the six months ended June 30, 2016, and for the year ended December 31, 2015, assume that these transactions occurred on January 1, 2015. The pro forma financial statements are based on, and should be read in conjunction with, our audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2015, which we refer to as our Annual Report, and our unaudited consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which we refer to as our Quarterly Report.

The historical consolidated financial information of TA has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations. The pro forma financial statements should be read in conjunction with the accompanying notes.

Travel Centers of America LLC

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	June 30, 2016 (as reported)	Transaction adjustments	Note	June 30, 2016 pro forma
Assets
Current assets:
Cash and cash equivalents	$133,799	$16,557	2 (a)	$150,356
Accounts receivable (less allowance for doubtful accounts of $690)	125,819	—		125,819
Inventory	192,470	—		192,470
Other current assets	44,629	—		44,629
Total current assets	496,717	16,557		513,274

Property and equipment, net	1,042,687	(16,557)	2 (b)	1,026,130
Goodwill and intangible assets, net	127,760	—		127,760
Other noncurrent assets	32,694	—		32,694
Total assets	$1,699,858	$—		$1,699,858

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$158,040	$—		$158,040
Current HPT Lease liabilities	38,799	—		38,799
Other current liabilities	176,774	—		176,774
Total current liabilities	373,613	—		373,613

Long term debt	318,262	—		318,262
Noncurrent HPT Lease liabilities	388,970	—		388,970
Other noncurrent liabilities	71,938	—		71,938
Total liabilities	1,152,783	—		1,152,783

Total shareholders’ equity	547,075	—		547,075
Total liabilities and shareholders’ equity	$1,699,858	$—		$1,699,858

Travel Centers of America LLC

Pro Forma Condensed Consolidated Statements of Income (Unaudited)

Six months ended June 30, 2016

(in thousands, except per share data)

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Fuel	$1,640,739	$—		$1,640,739
Nonfuel	960,170	—		960,170
Rent and royalties from franchisees	8,606	—		8,606
Total revenues	2,609,515	—		2,609,515

Cost of goods sold (excluding depreciation):
Fuel	1,447,045	—		1,447,045
Nonfuel	443,680	—		443,680
Total cost of goods sold	1,890,725	—		1,890,725

Operating expenses:
Site level operating	478,170	—		478,170
Selling, general and administrative	66,975	—		66,975
Real estate rent	128,265	2,839	2 (c)	131,104
Depreciation and amortization	41,847	(316)	2 (d)	41,531
Total operating expenses	715,257	2,523		717,780

Income from operations	3,533	(2,523)		1,010

Acquisition costs	2,061	—		2,061
Interest expense, net	13,561	—		13,561
Income from equity investees	2,038	—		2,038
Loss before income taxes	(10,051)	(2,523)		(12,574)
Benefit for income taxes	3,692	981	2 (e)	4,673
Net loss	(6,359)	(1,542)		(7,901)
Less net income attributable to common shareholders	64	—		64
Net loss attributable to common shareholders	$(6,423)	$(1,542)		$(7,965)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.17)	$(0.04)		$(0.21)

Travel Centers of America LLC

Pro Forma Condensed Consolidated Statements of Income (Unaudited)

Year Ended December 31, 2015

(in thousands, except per share data)

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Fuel	$4,055,448	$—		$4,055,448
Nonfuel	1,782,761	—		1,782,761
Rent and royalties from franchisees	12,424	—		12,424
Total revenues	5,850,633	—		5,850,633

Cost of goods sold (excluding depreciation):
Fuel	3,640,954	—		3,640,954
Nonfuel	819,995	—		819,995
Total cost of goods sold	4,460,949	—		4,460,949

Operating expenses:
Site level operating	885,646	—		885,646
Selling, general and administrative	121,767	—		121,767
Real estate rent	231,591	14,966	2 (c)	246,557
Depreciation and amortization	72,383	(4,843)	2 (d)	67,540
Total operating expenses	1,311,387	10,123		1,321,510

Income from operations	78,297	(10,123)		68,174

Acquisition costs	5,048	—		5,048
Interest expense, net	22,545	(1,846)	2 (c)	20,699
Income from equity investees	4,056	—		4,056
Loss on extinguishment of debt	10,502	(10,502)	2 (f)	—
Income before income taxes	44,258	2,225		46,483
Provision for income taxes	16,539	866	2 (e)	17,405
Net income	27,719	1,359		29,078
Less net income attributable to common shareholders	—	—		—
Net income attributable to common shareholders	$27,719	$1,359		$29,078

Net income per common share attributable to common shareholders:
Basic and diluted	$0.72	$0.04		$0.76

TravelCenters of America LLC

Notes to Condensed Consolidated Pro Forma Financial Statements (Unaudited)

(In thousands, unless indicated otherwise)

Note 1.         Basis of Presentation

The condensed consolidated pro forma financial statements were derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles, and should be read in conjunction with our Annual and Quarterly Reports. The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what our results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project our future operating results. The accompanying pro forma financial statements do not reflect adjustments related to the expected sale and lease back of the remaining property we agreed to sell to HPT after we have completed the construction of the travel center at this property.

Note 2.  Pro Forma Transaction Adjustments

The condensed consolidated pro forma financial statements were prepared based on our historical consolidated financial statements and include adjustments for the amendments to the terms of our leases with HPT and our purchase of assets and our sale and lease back of assets on June 9, 2015, June 16, 2015, June 23, 2015, September 23, 2015, March 31, 2016, June 22, 2016, June 30, 2016, and September 30, 2016.

The historical consolidated financial information of TA has been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations. The pro forma statements of income do not reflect the one time transaction related expense adjustment described in note (f) below.

Pro Forma Balance Sheet Adjustments

(a)               Cash

The adjustment to cash totaling $16,557 is comprised of proceeds from the sale to HPT of one travel center completed on September 30, 2016. The pro forma statements of income do not assume investment income related to the net increase in cash from the transaction.

(b)               Property and equipment, net

The adjustment to property and equipment, net totaling $16,557 reflects the sale of one travel center to HPT completed on September 30, 2016.

Pro Forma Statements of Income Adjustments

(c)                Real estate rent

The increase in our annual base rent payable to HPT as a result of the sale and lease back and purchase transactions described above is calculated as follows:

Proceeds from the sales of 14 travel centers and certain assets at 11 properties during 2015	$279,382
Less: Purchase price of five travel centers	(45,042)
Net proceeds from transaction	234,340
Rent increase rate	8.6%
Net increase in annual base rent from 2015 transactions	20,153

Proceeds from the sales of three development properties and two travel centers during 2016	82,413
Rent increase rate	8.5%
Increase in annual base rent from 2016 transactions	7,005

Total net increase in annual base rent	$27,158

Adjustments to real estate rent expense consisted of the following:

	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Increase in base rent due to sale and lease back and purchase transactions	$3,084	$15,402
Add: HPT rent previously classified as interest expense	—	1,846
Add: HPT rent previously charged against the sale leaseback financing obligation	—	704
Pro forma increase in real estate rent	3,084	17,952
Less: Amortization of deferred gain	(245)	(4,864)
Add: Amortization of other existing deferred rent credits over longer amended lease terms	—	1,878
Net adjustment to real estate rent expense	$2,839	$14,966

On June 9, 2015, June 16, 2015, June 23, 2015, September 23, 2015, March 31, 2016, and June 22, 2016 we completed certain of the transactions contemplated by the Transaction Agreement, as described above. Our historical results for the year ended December 31, 2015, and six months ended June 30, 2016, include the effects of those completed transactions from those respective dates.

Taking into account the transaction completed on September 30, 2016, our annual run rate rent expense as of June 30, 2016 was as follows:

Annual rent payments obligation	$279,159
Adjustments:
Less: Amortization of deferred gain	(9,915)
Less: Net amortization of deferred rent credits and accruals	(6,845)
Less: Portion of rent payment recognized as principal and interest payments related to sale leaseback financing obligation	(2,138)
Annual run rate rent expense as of June 30, 2016	$260,261

The annual run rate rent expense as of June 30, 2016, does not take into account future increases in rent that may result from sales of improvements to HPT and from percentage rent.

(d)               Depreciation and amortization

Adjustments to depreciation and amortization expense in the pro forma statements of income consisted of the following:

	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Adjustment to remove depreciation expense related to the assets sold to HPT	$(316)	$(4,530)
Adjustment to remove depreciation expense related to properties that qualified for sale leaseback accounting effective June 1, 2015	—	(313)
	$(316)	$(4,843)

(e)                Provision for income taxes

The pro forma transaction adjustments have been tax affected at a blended statutory federal and state income tax rate of 38.9%.

(f)                 Loss on extinguishment of debt

The purchase of five properties on June 9, 2015, that we formerly leased from HPT and subleased to franchisees, resulted in a loss on extinguishment of debt of $10,502 because the lease of these properties had been accounted for as a financing and the purchase prices paid for the properties exceeded the unamortized balance of the sale leaseback financing obligation. This loss on extinguishment of debt is eliminated and not reflected in the pro forma statements of income because it is non-recurring.